EXHIBIT 3.3

                              NAVIDEC CAPITAL, INC.

                                     BYLAWS


                                    ARTICLE I

                                     OFFICES

     Section 1. Registered Office. Until the Board of Directors otherwise determines, the registered office of the Corporation shall be 6399 South Fiddlers Green Circle, Suite 300, Greenwood Village, Colorado 80111, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the Corporation.

     Section 2. Other Offices. The Corporation may also have offices at such other places or locations, as the Board of Directors may, by resolution, from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday in June of each year, at 10:00 o'clock A.M., Mountain Standard Time, if not a legal holiday, and if a legal holiday, then at the same hour of the day on the next succeeding business day, for the purpose of electing directors and for the transaction of any and all other business as may properly be brought before or submitted to the meeting. Any and all business of any nature or character whatsoever may be transacted, and action may be taken thereon, at any annual meeting, except as otherwise provided by law or by these Bylaws.

     Each annual meeting of the shareholders, respectively, shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Colorado as may be determined by the Board of Directors.

     Section 2. Special Meetings. Each special meeting of the shareholders shall be held, respectively, at the principal place of business of the Corporation, or at such other place within or without the State of Colorado as may be determined by the Board of Directors.

     Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, or by law or by the Certificate of Incorporation of the Corporation, may be called by the President or by a Vice President or by the Board of Directors or by the then holders of at least ten per cent of the then issued and outstanding voting shares of the capital stock of the Corporation entitled to be voted at such meeting, of any class if there be more than one class of such stock entitled to vote on any matter to be submitted to the particular meeting, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders owning as much as 10% in amount of the entire capital stock of the Corporation, or of any class if there be more than one class, issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

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     Section 3. Notices of  Shareholders'  Meetings.  Written or printed  notice stating the place, day and hour of each meeting of the shareholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting either personally or by mail, by or at the direction of the President, a Vice President, the Secretary, or the officer or person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section 4. Quorum of Shareholders. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the Certificate of Incorporation or these Bylaws.

     Section 5. Adjournments of Annual and Special Meetings of the Shareholders. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend any meeting of the shareholders in person or by proxy; then the holders of a majority of the votes of the shareholders present, in person or by proxy, and entitled to vote there at, may adjourn any such meeting from time to time without notice, other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall be present at the particular meeting or at any adjournment or adjournments thereof, in person or by proxy. The holders of a majority of the votes of the shareholders present, in person or by proxy, and entitled to vote at any meeting, may also adjourn any, annual or special meeting of the shareholders from time to time and without notice, other than by announcement at the meeting of the time and place at which the meeting will reconvene, until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournments thereof shall have been completed. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified or called.

     Section 6. Meetings of the Shareholders. The President of the Corporation, or in the event of his absence or omission or refusal to so act, a Vice President of the Corporation shall call each meeting of the shareholders to order and shall act as Chairman of such meeting. If for any reason whatever neither the President nor a Vice President of the Corporation acts or will act as the Chairman of the meeting of shareholders, then the shareholders present, in person or by proxy, and entitled to vote there at may by majority vote, appoint a Chairman who shall act as Chairman of the meeting.

     The Secretary of the Corporation, or in the event of his absence, omissions, or refusal to act, an Assistant Secretary shall act as Secretary of each meeting of the shareholders. If for any reason whatever neither the Secretary nor an Assistant Secretary acts or will act as Secretary of the meeting of shareholders, then the Chairman of the meeting, or if he fails to do so, the shareholders present, either in person or by proxy, and entitled to vote there at may by majority vote appoint any person to act as Secretary of the meeting and such person shall act as Secretary of the meeting.

     Section 7. Attendance and Proxies. Each shareholder entitled to vote at the particular shareholders' meeting may attend such meeting and vote in person or may attend such meeting by proxy, and vote by such proxy, appointed by instrument in writing subscribed by the shareholder or by such shareholder's duly authorized agent or attorney-in-fact and filed with the Secretary of the Corporation before or at the time of the particular meeting, and the attendance or the vote at any such meeting of a proxy of any such shareholder so appointed shall for all purposes be considered as the attendance or vote in person of such shareholder. No proxy shall be valid after eleven months from the date of its execution unless a longer period is expressly provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven months.

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     Section 8.  Voting of Shares.  At each  meeting of the  shareholders,  each outstanding share, regardless of class, standing in the shareholder's name on the stock and transfer books and records of the Corporation, and entitled to vote there at, shall be entitled to one (1) vote, subject however, to the provisions of Section 6 of Article VIII of these Bylaws, and excepting only as may be otherwise provided or required by law, on each matter submitted to a vote at such meeting, unless the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation as permitted by law. Treasury shares, shares of its own stock owned by another corporation, the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     At each election for directors by the shareholders, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares of the capital stock of the Corporation owned by him for each of as many candidates as are to be elected and for whose election he has a right to vote.

     Section 9. Voting of Shares Owned by Another Corporation. Shares of stock of this Corporation standing in the name of another corporation, domestic or foreign, on the books and records of this Corporation and having voting rights may be voted by such officer, agent or proxy as the Bylaws of such other corporation may authorize, or, in the absence of such authorization, as the Board of Directors of such other corporation may determine, subject to such provisions of the Colorado Business Corporation Act as may be applicable in any instance.

     Section 10. Shares Held by Fiduciaries, Receivers, Pledgees. Shares held by an administrator, executor, guardian, or conservator, may be voted by him so long as such shares forming a part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him unless such shares shall have been transferred into his name as trustee. Shares standing in the name of a receiver on the books and records of this Corporation may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without such shares being transferred into his name if appropriate authority to do so be contained in an appropriate order of the Court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until such shares have been transferred on the books and records of the Corporation into the name of the pledgee, unless in the transfer by the pledgor on the books and records of the Corporation, he shall have expressly empowered the pledgee to vote such shares, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 11. Decisions at Meetings of Shareholders. At all meetings of the shareholders all questions, business and matters, except those the manner of deciding which is otherwise expressly governed by the Colorado Business Corporation Act or by the Articles of Incorporation or by these Bylaws, shall be decided by the vote of the holders of a majority of the votes of the shareholders of the Corporation present in person or by proxy, and entitled to vote, a quorum being present. All voting shall be viva voice, except that upon the determination of the officer or person presiding at the meeting or upon the demand of any qualified voter or his proxy, voting on any further question, matter or business at such meeting shall be by ballot. In the event any business, question or matter is so voted upon by ballot, then each ballot shall be signed by the shareholder voting or by his proxy and shall state the number of shares so voted.

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     Section 12. List of Shareholders.  A complete list of shareholders entitled to vote at each shareholders' meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and kept on file at the registered office of the Corporation and subject to inspection by any shareholder during usual business hours for a period of at least ten (10) days prior to such meeting and shall be produced and kept open at such meeting and at all times during such meeting shall be subject to inspection by any shareholder.

     Section 13. Record Date. The Board of Directors shall have the power to close the stock transfer book of the Corporation or, in lieu thereof, to fix a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of the shareholders and at any adjournment or adjournments thereof and to fix a record date for any other purpose or purposes as provided in Section 6 of Article VIII of these Bylaws.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. Board of Directors. The business, property and affairs of the Corporation shall be managed and controlled by the Board of Directors and, subject to such restrictions, if any, as may be imposed by law, the Certificate of Incorporation or by these Bylaws, the Board of Directors may, and are fully authorized to, exercise all the powers of the Corporation. Directors need not be residents of the State of Colorado or shareholders of the Corporation.

     In addition to the powers and authority expressly conferred upon the Board of Directors by law, the Certificate of Incorporation or amendment thereof, by these Bylaws or any amendment thereof, the Board may exercise all the powers of the Corporation and do all such lawful acts and things as may be done by the Corporation which are not by the laws of the State of Colorado or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be fixed from time to time by the board of directors, provided that the number of directors shall not be more than nine nor less than two. No decrease in the number of directors shall have the effect of shortening the terms of any incumbent director. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his successor shall have been elected and qualified. Directors need not be residents of Colorado or shareholders of the corporation. Directors shall be removable in the manner provided by the statutes of Colorado.

     Section 3. Resignation. Any director or officer of the Corporation may resign at any time as provided in Section 4 of Article IX of these Bylaws.

     Section 4. Vacancy and Increase. Any vacancy or vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor shall have been elected and qualified. In case of any increase in the number of directors, the additional director or directors shall be elected at either an annual meeting or at a special meeting of the shareholders called for that purpose.

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     Section 5. Removal. The directors of the Corporation, and each of them, may be removed from office from time to time and at any time with or without cause, by the shareholders entitled to vote, at any meeting thereof at which a quorum is present, by the vote of a majority of the votes of the shareholders present in person or by proxy and entitled to vote thereon; and any vacancy or vacancies in the Board resulting therefrom may be filled by the remaining directors, though less than a quorum, or by the shareholders, whichever shall first act thereon.

     Section 6. Offices and Records. The directors may have or establish one or more offices of the Corporation and keep the books and records of the Corporation, except as otherwise provided by statute, in such place or places in the State of Colorado or outside the State of Colorado, as the Board of Directors may from time to time determine.

     Section 7. Meeting of Directors. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Colorado.

     Section 8. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary.

     Section 9. Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

     Section 10. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated or determined from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

     Section 11. Special Meetings. Special meetings of the Board of Directors shall be held whenever and wherever called or provided to be held by the President or by any two of the directors for the time being in office, and at the place, day and hour determined by the officer or the two directors calling or providing for the holding of the particular meeting, in each instance, and such determination may be conclusively evidenced in a call, waiver of notice or other communication signed by such officer or such two directors.

     Section 12. Notice. The Secretary or an Assistant Secretary shall, but in the event of the absence of the Secretary or an Assistant Secretary or the failure, inability, refusal or omission on the part of the Secretary or an Assistant Secretary so to do, any other officer of the Corporation may, give notice of each special meeting, and of the place, day and hour of the particular meeting, in person or by mail, or by telephone, telegraph or other means of communication, at least three days before the meeting to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 13. Business to be Transacted. Neither the business to be transacted at, nor the purpose or purposes of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver or waivers of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any such first meeting or at any other meeting, regular or special, of the Board of Directors. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

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     Section 14.  Quorum - Adjournment  if Quorum is not Present.  A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of any and all business, but if at any meeting, regular or special, or any first meeting of the Board of Directors, there be less than a quorum present, a majority of those present, or if only one director be present, then such director, may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until a quorum shall be present at the meeting. A majority of the directors present at any meeting of the Board of Directors, or if only one director be present, then such director may adjourn any meeting of the Board from time to time without notice, other than by announcement at such meeting of the time and place at which the meeting will reconvene, until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment or adjournments thereof shall have been completed. The act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is in attendance shall constitute the act of the Board of Directors unless the act of a greater number is required by the Certificate of Incorporation or by these Bylaws.

     Section 15. Order of Business. At all meetings of the Board of Directors business shall be transacted in such order as from time to time the Board of Directors may determine. At all meetings of the Board of Directors the President shall preside and in the absence of the President, a Vice President shall preside, but if neither the President nor a Vice President shall be present or if neither shall for any reason preside at any meeting of the Board, then a Chairman shall be chosen by the Board from among the directors present and such Chairman so chosen shall preside at the meeting.

     The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meetings of the Board of Directors, but in the absence of the Secretary and an Assistant Secretary, or if for any reason neither acts as Secretary thereof, the presiding officer shall appoint any person of his choice to act, and such person shall act as Secretary of the meeting.

     Section 16. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 17. Compensation. Directors, as such, shall not be entitled to receive any fixed sums or stated salaries for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be provided and allowed by the Board for attendance at meetings of the Board, whether regular or special, or first meetings; provided that nothing herein contained shall, or shall be construed so as to, preclude any director from serving the Corporation in any other capacity or receiving compensation therefor. Members of special or standing committees may be allowed a fixed sum and expenses of attendance, if any, at committee meetings.

     Section 18. Advisory Board. The Board of Directors shall have the authority to create an Advisory Board and to appoint individuals to serve on the Advisory Board. The Board of Directors shall retain all control over its management functions and the Advisory Board shall serve the Board of Directors by making recommendations and/or giving advice to the Board of Directors. Any advice rendered by the Advisory Board or the individual members thereof is simply advice, and neither the Advisory Board nor its individual members may be held accountable for any actions of the Board of Directors or the Corporation relating to that advice. The members of the Advisory Board shall not be liable to the Corporation, the Corporation's shareholders, or any third party for any claims arising out of the activities of the Corporation.

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                                   ARTICLE IV

                 OFFICERS' AND DIRECTORS' SERVICES, CONFLICTING
                          INTERESTS AND INDEMNIFICATION

     Section 1. Services. No director and, unless otherwise determined by the Board of Directors, no officer of this Corporation shall be required to devote his time or any particular portion of his time or render services or any particular services exclusively to this Corporation. Each and every director and, unless otherwise determined by the Board of Directors, each and every officer of this Corporation shall be entirely free to engage, participate and invest in any and all such businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of this Corporation, without breach of duty to this Corporation or to its shareholders and without accountability or liability to this Corporation or to its shareholders in any event or under any circumstances or conditions.

     Each and every director and, unless otherwise determined by the Board of Directors, each and every officer of this Corporation shall, respectively, be entirely free to act for, serve and represent any other corporation or corporations, entity or entities, and any person or persons, in any capacity or capacities, and be or become a director or officer, or both, of any other corporation or corporations, entity or entities, irrespective of whether or not the business, purposes, enterprises and activities, or any of them, thereof be similar or dissimilar to the business, purposes, enterprises and activities, or any of them, of this Corporation, without breach of duty to this Corporation or to its shareholders and without accountability of liability of any character or description to this Corporation or to its shareholders in any event or under any circumstances or conditions.

     Section 2. Directors' and Officers' Interest in Contracts. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any firm or partnership of which one or more of its directors of officers are members or employees or in which they are otherwise interested, or between the Corporation and any corporation or association or other entity in which one or more of this Corporation's directors or officers are shareholders, members, directors, officers or employees or in which they are otherwise interested, shall be void or voidable by reason of or as a result of such connection with or holding an office or offices as a director or officer or as directors or officers of this Corporation or such interest in or in connection with such other firm, partnership, corporation, association, or other entity, notwithstanding the presence of such director or directors, officer or officers, at the meeting of the Board of Directors of this Corporation which acts upon or in reference to any such contract or other transaction, and notwithstanding his or their participation in such action, if
(i) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve or ratify such contract or other transaction by a vote of a majority of the directors present, such interested director or directors to be counted in calculating the majority necessary to carry such vote, or if (ii) the fact of such interest shall be disclosed or known to the shareholders and the shareholders either by written consent or by vote of holders of record of a majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such contract or other transaction; nor shall any director or officer be responsible to, or liable to account to, this Corporation for any profits realized by or from or through any such contract or other transaction of the Corporation so authorized, ratified or approved, by reason of such interest or his being or having been a director or officer, or both, of this Corporation. Nothing herein contained shall create responsibility or liability in or in connection with any such event or events or prevent the authorization, ratification or approval of such contracts or other transactions in any other manner permitted by law or by statute. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

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     Section 3.  Non-Liability  of Directors and Officers in Certain  Cases.  No
director or officer or member of the Executive Committee shall be liable for his acts as such if he is excused from liability under any present or future provision or provisions of the Colorado Business Corporation Act; and, in addition, to the fullest extent now or hereafter permitted by the Colorado Business Corporation Act, each officer or director or member of the Executive Committee shall in the discharge of any duty imposed or power conferred upon him by the Corporation, be fully protected, if in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the Corporation, the books of account or reports made to the Corporation by any of its officials or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by such Committee, or in reliance upon other records of the Corporation.

     Section 4. Indemnification of Directors and Officers. Each director and each officer or former director or officer of this Corporation and each person who may have served at its request as a director or officer of another corporation in which it owned shares of capital stock or of which it is a creditor, shall be and hereby is indemnified by the Corporation against liabilities imposed upon him and expenses actually and reasonably incurred by him in connection with any claim made against him, or the defense of any action, suit or proceeding to or in which he may be or be made a party by reason of his being or having been such director or officer, and against such sums as independent counsel selected by the Board of Directors shall deem reasonable payment made in settlement of any such claim, action, suit or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no director or officer shall be indemnified with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, or with respect to any matters which shall be settled by the payment of sums which counsel selected by the Board of Directors shall not deem reasonable payment made primarily with a view to avoiding expenses of litigation, or with respect to matters for which such indemnification would be against public policy. Such right of indemnification shall be in addition to, but shall not exclude, any other rights to which directors or officers may be entitled.

                                    ARTICLE V

                               EXECUTIVE COMMITTEE

     The Board of Directors, by resolution or resolutions adopted by a majority of the number of directors fixed by these Bylaws, may designate two or more directors to constitute an Executive Committee, and in like manner may discontinue such Executive Committee. The members of such Executive Committee shall, respectively, hold office only during the pleasure of the Board of Directors. Such Executive Committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation during intervals between meetings of the Board of Directors except where action of the Board of Directors is specified by the Colorado Business Corporation Act or other applicable law and may authorize the seal of the Corporation to be affixed to all instruments, papers and documents which may require it; except that the Executive Committee shall have no power (a) to elect directors, (b) to alter, amend or repeal these Bylaws or any resolution or resolutions of the Board of Directors designating an Executive Committee, (c) to declare any dividend or make any other distribution to the shareholders of the Corporation, or (d) to appoint or replace any member of the Executive Committee. Regular meetings of the Executive Committee shall be held at such time and place as the Committee may determine, and special meetings may be called at any time by an officer of the Corporation or by any member of the Committee. No notice of any meeting of the Executive Committee shall be required, and a majority of the members of the Committee shall constitute a quorum for the transaction of business. Minutes of all such meetings shall be kept and presented to the Board of Directors upon request. The designation of such Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

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                                   ARTICLE VI

                                    OFFICERS

     Section 1. Principal Officers. The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, a Secretary, a Treasurer, and such number of Vice Presidents, and such number of Assistant Secretaries and Assistant Treasurer, as the Board may from time to time determine or elect. Any person may hold two or more offices at the same time, except that the President and Secretary shall not be the same person.

     Section 2. Additional Officers. The Board may appoint such other officers, agents and factors as it shall deem necessary.

     Section 3. Terms of Officers. Each officer shall hold his office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 4. Removal. Any officer or agent or member of the Executive Committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 5. Vacancies. A vacancy in the office of any officer may be filled by the vote of a majority of the directors then in office for the unexpired portion of the term for the person with respect to which a vacancy has occurred, in each instance.

     Section 6. Powers and Duties of Officers. The officers so chosen shall perform the duties and exercise the powers expressly conferred or provided for in these Bylaws, as well as the usual duties and powers incident to such office, respectively, and such other duties and powers as may be assigned to them from time to time by the Board of Directors or by the President.

     Section 7. Chairman of the Board. The Board of Directors may select from among its members a Chairman of the Board who may, if so selected, preside at all meetings of the Board of Directors and approve the minutes of all proceedings, there at, and he shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation.

     Section 8. The President. The President, subject to the control of the Board of Directors, shall be the chief executive officer of the Corporation and shall have general executive charge, management and control of the affairs, properties and operations of the Corporation in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonably incident to such responsibilities; he may appoint or employ and discharge employees and agents of the Corporation and fix their compensation; he may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures and notes, and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Corporation, and, with the Secretary or an Assistant Secretary, he may sign all certificates for shares of the capital stock of the Corporation; he shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him by the Board of Directors.

     Section 9. Vice Presidents. In the absence of the President or in the event of his disability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors of the Corporation. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

     Section 10. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be selected or designated by or in the manner prescribed by the Board of Directors. He may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as may be designated by the Board of Directors. Whenever required by the Board of Directors he shall render a statement of his cash account. He shall enter or cause to be entered, punctually and regularly, on the books of the Corporation to be kept by him or under his supervision or direction for that purpose, full and accurate accounts of all monies received and paid out by, for, or on account of the Corporation. He shall at all reasonable times exhibit his books and accounts and other financial records to any director of the Corporation during business hours. He shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer subject always to the control of the Board of Directors. He shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form and amount as the Board of Directors may require.

     Section 11. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Assistant Treasurers shall have and exercise the powers of the Treasurer during that officer's absence or inability to act.

     Section 12. Secretary. The Secretary (1) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided for that purpose, (2) shall attend to the giving and serving of all notices, (3) may sign with the President or a Vice President in the name of the Corporation and/or attest the signature of either to, all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal of the Corporation thereto, (4) may sign with the President or a Vice President all certificates and affix the corporate seal of the Corporation thereto, (5) shall have charge of and maintain and keep or supervise and control the maintenance and keeping the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Corporation during business hours, (6) shall in general perform all the duties incident to the office of Secretary, and (7) shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors; subject always to the control of the Board of Directors.

     Section 13. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be conferred upon or assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall have and exercise the powers of the Secretary during that officer's absence or inability to act.

     Section 14. Securities of Other Corporations. The President or any Vice President or Secretary or Treasurer of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver proxy or consent with respect to any such securities.

     Section 15. Contractual Powers. The President may sign and execute contracts in the name and on behalf of the Corporation when so authorized and directed so to do either generally or in special instances by the Board of Directors; but unless expressly so authorized and directed in each instance by the Board of Directors, he shall not have power in the name and on behalf of the Corporation to enter into any contract or other agreement obligating the Corporation in an amount in excess of Fifty Thousand Dollars ($50,000.00).

                                   ARTICLE VII

                          BOOKS, DOCUMENTS AND ACCOUNTS

     The Board of Directors shall have power to keep the books, documents and accounts of the Corporation outside of the State of Colorado, except that a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shall be kept at its registered office or principal place of business, or at the office of its transfer agent or register and the original or a duplicate stock ledger shall at all times be kept within the State of Colorado.

                                  ARTICLE VIII

                                  CAPITAL STOCK

     Section 1. Stock Certificates. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holders name and the number of shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the President, or a Vice Resident, and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation, with the seal of the Corporation or a facsimile thereof impressed or printed thereon. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used or placed on any such certificate or certificates shall have ceased to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate is, or such certificates are, issued, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon was or were such officer or officers at the time of issuance thereof, and with the same effect as if he or they were such officer or officers at the date of issuance thereof.

     Section 2. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Colorado and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by his attorney or attorneys-in-fact, legal representative or legal representatives, duly and lawfully authorized in writing, and upon the surrender of the certificate therefor, which shall be cancelled before the new certificate, or certificates in the aggregate, for a like number of shares shall be issued.

     Section 3. Registered Holders. The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Colorado.

     Section 4. New Certificates. The Corporation may, in its sole discretion, issue a new certificate for shares of its stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative or representatives, to give the Corporation such statement under oath or other evidence of such loss and destruction as the Board may desire, and a bond in form, amount and with such surety or sureties as the Board of Directors may prescribe or determine, and sufficient, in the sole judgment of the Board, to indemnify and protect the Corporation against any and all claims, liabilities, costs and expenses that may be made or asserted against it or which it may suffer or incur or pay, on account of the alleged loss of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the sole discretion of the Board, it is proper so to do.

     Section 5. Dividends. The Board of Directors may declare dividends as and when the Board deems expedient and as may be permitted by law and under the provisions of the Colorado Business Corporation Act. Before declaring any dividend there may be reserved out of the earned surplus such sum or sums as the Board of Directors, from time to time in the absolute discretion of the directors, deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the Board may deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

     Section 6. Record Dates and Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books of the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     Section 7. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the Corporation.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be such as the Board of Directors shall, by resolution, provide or establish or such as the President shall determine subject to approval of the Board.

     Section 2. Seal. The seal of the Corporation shall be in such form as the Board of Directors shall prescribe, and may be used by causing it or a facsimile thereof to be impressed, or affixed, or printed, or reproduced or in any other manner.

     Section 3. Notice and Waiver of Notice. Whenever any notice whatever is required to be given to any shareholder or director under the provisions of the Colorado Business Corporation Act or under the provisions of these Bylaws or the Certificate of Incorporation of this Corporation, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person or persons entitled thereto at their post office addresses, respectively, as same appear on the books or other records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing, but said notice shall also be deemed to be sufficient and to have been given and received if given in any other manner or by any other means authorized or provided for elsewhere in these Bylaws. A waiver or waivers of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     Section 4. Resignations. Any director or officer may resign at any time. Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by either the Board of Directors or the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     Section 5. Securities of Other Corporations. The President or any Vice President of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of any issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

     Section 6. Depositories. Funds of the Corporation not otherwise employed shall be deposited from time to time in such banks or other depositories as either the Board of Directors of the President or the Treasurer may select or approve.

     Section 7. Signing of Checks, Notes, etc. In addition to and cumulative of, but in no way limiting or restricting any other provision or provisions of these Bylaws which confer any authority relative thereto, all checks, drafts and other orders for the payment of money or monies out of funds of the Corporation and all notes and other evidences or indebtedness of the Corporation shall be signed on behalf of the Corporation, in such manner, and by such officer or officers, person or persons, as shall from time to time be determined or designated by or pursuant to resolution or resolutions of the Board of Directors; provided, however, that if, when, after and as authorized or provided for by resolution or resolutions of the Board of Directors, the signature or signatures of any such officer or officers, person or persons, may be facsimile or facsimiles, engraved or printed, and shall have the same force and effect and bind the Corporation as though such officer or officers, person or persons, had signed the same personally, and, in event of the death, disability, removal or resignation of any such officer or officers, person or persons, if the Board of Directors shall so determine or provide, as though and with the same effect as if such death, disability, removal or resignation had not occurred.

     Section 8. Persons. Wherever used or appearing in these Bylaws, pronouns of the masculine gender shall include the persons of the female sex as well as the neuter gender and the singular shall include the plural wherever appropriate.

     Section 9. Laws and Statutes. Wherever used or appearing in these Bylaws, the words "law" or `laws" or "statute" or "statutes", respectively, shall mean and refer to laws and statutes, or a law or a statute, of the State of Colorado, to the extent only that such is or are expressly applicable, except where otherwise expressly stated or the context requires that such words not be so limited.

     Section 10. Headings. The headings of the Articles and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

                                    ARTICLE X

                       RESTRICTIONS ON TRANSFERABILITY AND
                 RIGHTS OF REPURCHASE OF SHARES OF COMMON STOCK

     No shares of the common stock of the Corporation (in this Article X referred to as "Stock"), or any interest in Stock, shall be transferable or sold or otherwise disposed of, except as provided by the Certificate of Incorporation.

                                   ARTICLE XI

                                   AMENDMENTS

     These Bylaws may, from time to time, be added to, changed, altered, amended or repealed or new Bylaws may be made or adopted.

     (a) by the affirmative vote of the holders of at least a majority of the outstanding stock of this Corporation, at any annual or special meeting of the shareholders, or

     (b) by the affirmative vote of at least a majority of the Directors present at any annual or regular or special meeting of the Board of Directors, provided that the power to add to, change, alter, amend or repeal these Bylaws or to adopt new Bylaws is delegated to the Board of Directors by the shareholders.

                                    * * * * *




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